UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 7, 2006

RENT-WAY, INC.
(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA
(State or Other Jurisdiction of Incorporation)

0-22026	25-1407782
(Commission File Number)

One RentWay Place, Erie, Pennsylvania	16505
(Address of Principal Executive Offices)

(814) 455-5378
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On August 7, 2006, Rent-Way, Rent-A-Center, Inc. (“RAC”) and Vision Acquisition Corp. (“Vision”), a wholly-owned indirect subsidiary of RAC, entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the Merger Agreement, Vision will merge with and into Rent-Way, with Rent-Way continuing after the merger as the surviving entity and as a subsidiary of RAC (the “Merger”).  At the effective time of the Merger, each outstanding share of Rent-Way common stock and each outstanding restricted stock unit will be converted into the right to receive $10.65 in cash, without interest. Also, at the effective time of the Merger, each outstanding option to purchase Rent-Way common stock will be canceled and converted into the right to receive an amount of cash per share equal to the excess, if any, of $10.65 over the exercise price of the option. In addition, upon the consummation of the Merger, Rent-Way will redeem all of its Series A Convertible Preferred Stock and all of its 11 7/8% Senior Notes due 2010.

Rent-Way has made customary representations and warranties and covenants in the Merger Agreement, including covenants relating to obtaining the requisite approval of Rent-Way’s shareholders, Rent-Way’s conduct of its business between the date of the signing of the Merger Agreement and the closing of the Merger and, subject to certain exceptions, Rent-Way’s agreement not to solicit, enter into discussions regarding, or provide confidential information in connection with, alternative transactions.

The Merger Agreement has been approved by Rent-Way’s and RAC’s respective boards of directors. The completion of the Merger is subject to customary closing conditions, including the approval of Rent-Way’s shareholders and the receipt of certain government and regulatory approvals, including the expiration of all waiting periods required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Merger Agreement contains certain termination rights of RAC and Rent-Way and provides that, upon the termination of the Merger Agreement under certain circumstances, Rent-Way would be required to pay RAC a termination fee of $17.5 million, plus up to $4.15 million of RAC’s out-of-pocket expenses incurred in connection with the Merger Agreement. The Merger is currently expected to close in the fourth calendar quarter of 2006.

Other than the Merger Agreement, there is no material relationship between Rent-Way and either RAC or Vision.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Rent-Way or RAC. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by Rent-Way and RAC to each other in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Rent-Way and RAC rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Rent-Way or RAC.

As a material inducement to the willingness of  RAC to enter into the Merger Agreement, simultaneously with the execution of the Merger Agreement, certain employees of Rent-Way entered into retention agreements with Rent-Way and RAC, and William Morgenstern entered into a amendment of his consulting and noncompetition agreements with Rent-Way, none of which are effective until the effective time of the Merger.

Item 8.01

Other Events

On August 8, 2006, Rent-Way and RAC issued a joint press release announcing their entry into the Merger Agreement.  The joint press release is attached hereto as exhibit 99.1 and is incorporated herein by reference.

On August 8, 2006, Rent-Way distributed a DVD to its employees containing a discussion of the Merger and the Merger Agreement.  A transcript of the remarks of William E. Morgenstern, Rent-Way’s Chairman, William S. Short, Rent-Way’s President, and Mark Speese, RAC’s Chairman and Chief Executive Officer, contained on the DVD is attached hereto as exhibit 99.2 and is incorporated herein by reference.

On August 8, 2006, Rent-Way distributed a pamphlet to its employees discussing the Merger and the Merger Agreement.  The pamphlet is attached hereto as exhibit 99.3 and is incorporated herein by reference.

On August 8, 2006, Rent-Way circulated frequently asked questions to Rent-Way employees located at the company headquarters in Erie, Pennsylvania.  The frequently asked questions are attached hereto as exhibit 99.4 and are incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits.

 2.1

Agreement and Plan of Merger, dated August 7, 2006, by and among Rent-A-Center, Inc., Vision Acquisition Corp. and Rent-Way, Inc.

99.1

Press release dated August 8, 2006.

99.2

Transcript of remarks of William E. Morgenstern, William S. Short and Mark Speese regarding the Merger and the Merger Agreement contained in DVD distributed to Rent-Way employees on August 8, 2006.

99.3

Pamphlet distributed to Rent-Way employees on August 8, 2006, discussing the Merger and the Merger Agreement.

99.4

Frequently asked questions circulated on August 8, 2006, to Rent-Way employees located at the company headquarters in Erie, Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rent-Way, Inc.

Dated:  August 8, 2006

By:  /s/ John A. Lombardi

Name:  John A. Lombardi

Title:    Senior Vice President and CFO

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated August 7, 2006, by and among Rent-A-Center, Inc., Vision Acquisition Corp. and Rent-Way, Inc. (1)
99.1	Press release dated August 8, 2006.
99.2	Transcript of remarks of William E. Morgenstern, William S. Short and Mark Speese regarding the Merger and the Merger Agreement contained in DVD distributed to Rent-Way employees on August 8, 2006.
99.3	Pamphlet distributed to Rent-Way employees on August 8, 2006, discussing the Merger and the Merger Agreement.
99.4 ______________	Frequently asked questions circulated on August 8, 2006, to Rent-Way employees located at company headquarters in Erie, Pennsylvania.

(1)   The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Rent-Way will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.